Exhibit 21

Jurisdiction
Joy Global Inc.
Joy Global (Baotou) Mining Machinery Co. Ltd.	China
Joy Global (Tianjin) Mining Machinery Co. Ltd.	China
Joy Global (China) Investment Co., Ltd.	China
Joy Global (Tianjin) Heavy Machinery Co., Ltd.	China
Joy Global Asia Limited	Hong Kong
International Mining Machinery Holdings Ltd.	China
Joy Global Netherlands Holdings B.V.	Netherlands
HIHC, Inc.	Delaware
Joy Technologies LLC	Delaware
Joy Global Limited	United Kingdom
Joy Global Industries, Ltd.	United Kingdom
Joy Global Pension Trustees Ltd.	United Kingdom
P&H Mining Equipment (U.K.) Ltd.	United Kingdom
Joy Mining Machinery Ltd.	United Kingdom
Continental FSW Ltd.	United Kingdom
Continental Conveyor Ltd.	United Kingdom
Joy Manufacturing Company (U.K.) Ltd.	United Kingdom
Joy Partnership	United Kingdom
Joy Global LLC	Russia
P&H Joy Mining Equipment (India) Limited	India
Joy MM Delaware, Inc.	Delaware
Joy Global Cayman Finance Limited	Cayman Islands
JTI Acquisition (2011) Co Limited	United Kingdom
LeTourneau Technologies LLC	Texas
LeTourneau Technologies America, Inc.	Texas
LeTourneau Technologies Canada Ltd.	Canada
LeTourneau Technologies Australia Pty. Ltd.	Australia
LeTourneau Technologies International, Inc.	Delaware
LeTourneau Technologies (Dalian) Co., Ltd.	China
LeTourneau Technologies Brazil, Inc.	Delaware
LeTourneau South America Inc.	Delaware
LeTourneau Technologies Comerico de Equipamentos Industrials do Brasil Ltda.	Brazil
P&H Mining Equipment Inc.	Delaware
Harnischfeger Technologies, Inc.	Delaware
P&H MinePro World Services Corporation	Delaware
P&H MinePro Services Canada Ltd.	Canada
HCHC, Inc.	Delaware
Joy Global Australia General Partnership	Australia
Joy Global Australia Holding Company Pty. Ltd.	Australia
Joy Manufacturing Co. Pty. Ltd.	Australia
Jobic Pty. Ltd.	Australia
P&H MinePro Australasia Pty. Ltd.	Australia
P&H Asia Holding Inc.	Mauritius
P&H Minepro Services Pty. Ltd.	Australia
P.T. P&H MinePro Indonesia	Indonesia
P&H MinePro do Brasil Comercio e Industria Ltda.	Brazil
Joy Global Botswana (Proprietary) Limited	Botswana
P&H MinePro de Chile Services a la Mineria Ltda.	Chile
MinePro Chile S.A.	Chile
P&H Minepro Services Mexico, S.A. De C.V.	Mexico
P&H Minepro Services Peru, S.A.	Peru
P&H Minepro Services Venezuela, S.A.	Venezuela
P&H MinePro Zambia Ltd.	Zambia
N.E.S. Investment Co.	Delaware
Continental Conveyor & Equipment Company	Delaware
Goodman Conveyor Company	Delaware
Continental Crushing & Conveying Inc.	Delaware
Continental Conveyor International Inc.	Delaware
Continental MECO (Proprietary) Ltd.	South Africa